EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated March 10, 2008 included in this Form 10-K, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-40552, 333-87270, 333-99877, 333-104861, 333-104862, 333-114619, 333-119768, 333-120434, 333-123553, 333-129770, 333-132741, 333-142617 and 333-142618.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

March 10, 2008
Minneapolis, Minnesota